Exhibit 99.1

            Navigant Consulting, Inc. Announces First Quarter Results

    CHICAGO--(BUSINESS WIRE)--April 27, 2006--Navigant Consulting, Inc. (NYSE:NCI):

    -- First quarter revenues increased 24 percent, year over year, from $134.6 million to $166.3 million, and increased 11 percent compared with $150.5 million in the fourth quarter of 2005.

    -- EBITDA for the quarter was $30.7 million, a 19 percent increase compared to the first quarter of 2005, and a 15 percent increase from $26.6 million in the fourth quarter of 2005.

    -- Net income per diluted share for the first quarter of 2006 was $0.26, compared to $0.25 in the 2005 first quarter, and an 18 percent increase from $0.22 in the fourth quarter of 2005.

    Navigant Consulting, Inc. (NYSE:NCI), an independent, specialized consulting firm providing the industry expertise and solutions clients need to address dispute, investigative, business, operational and financial advisory challenges, today announced financial results for the 2006 first quarter.
    "Our business results during the first quarter were positively impacted by the success of our Financial and Insurance Services, Healthcare and Construction Disputes practices," stated William M. Goodyear, Chairman and Chief Executive Officer. "Our Financial and Insurance Services teams continue to experience strong demand, driven by the increased focus of our clients on regulatory compliance, risk management, financial reporting and accounting policy issues. Our Healthcare provider practice growth has been supported by the ongoing regulatory and business model pressures being experienced in the Healthcare industry, driving increased demand for healthcare strategy and performance improvement consulting services."

    First Quarter 2006 Financial Results

    Revenues for the first quarter of 2006 were $166.3 million, a 24 percent increase compared to first quarter 2005 revenues of $134.6 million, and up 11 percent from fourth quarter 2005 revenues of $150.5 million.
    EBITDA in the first quarter of 2006 was $30.7 million, an increase of 19 percent from $25.7 million for the first quarter of 2005, and up 15 percent from fourth quarter 2005 EBITDA of $26.6 million. EBITDA as a percentage of revenues before reimbursements was 21 percent for the first quarter of 2006, consistent with first quarter 2005, and a slight increase over fourth quarter 2005. Net income per diluted share for the first quarter of 2006 was $0.26, compared to $0.25 in first quarter of 2005, and an 18 percent increase from $0.22 in the fourth quarter of 2005.

    Business Metrics

    Billable consultant headcount, full time equivalents (FTE), as of March 31, 2006 was 1,787, up from 1,705 at the end of the fourth quarter of 2005. Company-wide consultant utilization in the first quarter was 71 percent, compared to 72 percent in first quarter 2005, and up from 67 percent during the fourth quarter of 2005.
    Annualized revenue per consultant in the first quarter of 2006 was $384,000, up from $358,000 in both the 2005 first and fourth quarters. Annualized 12-month attrition was 18 percent for the first quarter of 2006, down from 19 percent in the fourth quarter of 2005. Days sales outstanding as of March 31, 2006 was 81 days, compared to 80 days at the end of the 2005 first quarter and at the 2005 year end. The Company ended the quarter with $94.1 million in borrowings under its $175 million unsecured, multi-bank credit facility.

    NCI Expands International Offerings

    "During the last twelve months, we have added more than 100 professionals to our international practices, principally in Canada, China and the United Kingdom," stated Julie M. Howard, President and Chief Operating Officer. "This expansion has allowed us to secure significant new international dispute resolution, arbitration, construction and program management engagements. This work spans Europe, the Middle East, Africa and Asia."
    In February 2006, the Inkster Group, Canada's preeminent corporate investigations firm, joined the Navigant Consulting practice in Toronto. The group is led by Norman Inkster, a former Commissioner of the Royal Canadian Mounted Police, former President of Interpol, and the one-time Managing Partner of a major accounting firm's global forensic practice. The Inkster Group assists organizations in reducing the risk and impact of fraud and other related offences. The group specializes in corporate investigations, fraud prevention, business intelligence, and the safeguarding of assets.
    In March 2006, Navigant Consulting acquired Precept Programme Management, the United Kingdom's leading independent dispute advisory and program management consulting firm, with a particular expertise in the construction industry. Precept provides clients a range of consulting services, including dispute advisory, investment strategy decision support and program and project management, to leading UK law firms and public and private sector clients.

    Webcast of the Company's Announcement of First Quarter Results

    A webcast of management's presentation of the Company's first quarter results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section. This webcast will be available until 5:00 p.m., ET, July 24, 2006.

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE:NCI) is an independent international consulting firm combining deep industry expertise and integrated solutions to assist companies and their legal counsel in addressing the challenges of uncertainty and risk, and leveraging opportunities for overall business improvement. Professional services include dispute, investigative, operational and business advisory, risk management and regulatory advisory, and transaction advisory solutions. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

    Except as set forth below, statements included in this press release, which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the Company's reports filed with the SEC. Such risk factors include, but are not limited to: dependence on key personnel, acquisitions consummated and acquisitions under consideration, recruiting, attrition and the ability to successfully integrate new consultants into the Company's practices, significant client assignments, conflicts of interest, the ability to meet the challenges of rapid growth and intense competition, professional liability, any significant decline in the market value of the Company's securities that would affect its ability to attract, retain and motivate its consultants, possible legislative and regulatory changes, including without limitation federal class action, asbestos and medical malpractice reform legislation, and general economic conditions.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF INCOME
                (In thousands, except per share data)
                             (Unaudited)

                                       For the three months ended
                                  ------------------------------------
                                    March 31, December 31,  March 31,
                                      2006        2005        2005
                                  ------------------------------------
Revenues before reimbursements       $149,119    $134,057    $121,784
Reimbursements                         17,131      16,394      12,850
                                  ------------------------------------
  Total revenues                     $166,250    $150,451    $134,634

Cost of services before
 reimbursable expenses                 84,921      76,139      71,696
Reimbursable expenses                  17,131      16,394      12,850
                                  ------------------------------------
  Cost of services                    102,052      92,533      84,546
Stock-based compensation expense        3,284       2,349       2,429
Litigation and settlements                  0       1,250           0
General and administrative
 expenses                              30,243      27,694      21,946
                                  ------------------------------------
  Earnings before interest, taxes,
   depreciation and amortization
   (EBITDA)                            30,671      26,625      25,713
Depreciation                            2,950       3,117       1,911
Amortization                            2,279       2,712       1,460
                                  ------------------------------------
  Operating income                     25,442      20,796      22,342
Other income (expense), net              (658)       (846)       (325)
                                  ------------------------------------
Income before income tax expense       24,784      19,950      22,017
Income tax expense                     10,978       8,379       9,248
                                  ------------------------------------
  Net income                          $13,806     $11,571     $12,769
                                  ====================================

Net income per diluted share            $0.26       $0.22       $0.25
                                  ====================================

Shares used in computing net
 income per diluted share              53,527      53,270      51,241

Percentage of revenues before
 reimbursements:
-----------------------------
Cost of services before
 reimbursable expenses                     57%         57%         59%
Reimbursable expenses                      11%         12%         11%
General and administrative
 expenses                                  20%         21%         18%

EBITDA                                     21%         20%         21%
Operating income                           17%         16%         18%
Net income                                  9%          9%         10%



              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                   (In thousands, except DSO data)
                             (Unaudited)

                                   March 31,  December 31,  March 31,
Assets                                2006        2005        2005
------                            ------------------------------------
Cash and cash equivalents             $18,263     $14,871      $8,035
Trade accounts receivable, net        167,111     145,616     131,670
Prepaid and other assets               18,918      19,420      15,877
                                  ------------------------------------
  Total current assets                204,292     179,907     155,582

Property and equipment, net            44,864      42,320      29,960
Goodwill and intangible assets,
 net                                  376,249     318,755     270,578
Other non-current assets, net           2,467       1,881         235
                                  ------------------------------------
  Total assets                       $627,872    $542,863    $456,355
                                  ====================================

Liabilities and Stockholders'
 equity
-----------------------------
Bank borrowings                       $94,107     $40,800     $45,500
Current liabilities                    79,254     102,842      78,072
Other liabilities                      27,810      14,773       3,702
Stockholders' equity                  426,701     384,448     329,081
                                  ------------------------------------

  Total liabilities and
   stockholders' equity              $627,872    $542,863    $456,355
                                  ====================================

Selected Data

Days sales outstanding, net
 (DSO)(a)                             81 days     80 days     80 days
                                  ====================================

(a) Includes deferred revenue.




    CONTACT: Navigant Consulting, Inc.
             Ben W. Perks, 312-573-5630
             or
             Andrew J. Bosman, 312-573-5631